UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 21, 2009

COMMSCOPE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-12929 (Commission file number)	36-4135495 (I.R.S. Employer Identification No.)

1110 CommScope Place, SE P.O. Box 339 Hickory, North Carolina (Address of principal executive offices)	28602 (Zip code)

Registrant’s telephone number, including area code: (828) 324-2200

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2009, the Board of Directors of CommScope, Inc. (“CommScope” or the “Company”) approved a resolution stating that Edward A. Hally, Executive Vice President and General Manager, Antenna, Cable and Cabinets Group, shall be credited with an additional two years of service under the Company’s Supplemental Executive Retirement Plan.  The value of Mr. Hally’s account balance under the plan as of December 31, 2008 was approximately $379,000 and, with the additional service credit, Mr. Hally can retire as early as October 1, 2010 and receive his benefit under the plan.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 21, 2009, the Company filed a Certificate of Elimination of Series A Junior Participating Preferred Stock of the Company (the “Certificate of Elimination”) with the Delaware Secretary of State relating to a Certificate of Designation of Series A Junior Participating Preferred Stock of the Company, which had originally been filed by the Company with the Delaware Secretary of State on July 25, 1997 (the “Certificate of Designation”) in connection with the adoption of a rights plan; the rights plan expired in June 2007.  The filing of the Certificate of Elimination was authorized by the Board of Directors of the Company in accordance with the Delaware General Corporation Law.  The Certificate of Elimination has the effect of eliminating from the Company’s Amended and Restated Certificate of Incorporation all matters set forth in Certificate of Designation.  The 400,000 shares of Series A Junior Participating Preferred Stock reserved for issuance under the Certificate of Designation resumed their status as authorized but unissued shares of preferred stock of the Company as of the effective date of the Certificate of Elimination.  A copy of the Certificate of Elimination is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

On January 21, 2009, in connection with a general corporate governance review, the Company’s Board of Directors approved resolutions amending and restating the Company’s Amended and Restated By-Laws (as amended and restated, the “By-Laws”), effective immediately.  The principal changes effected by the adoption of the amended By-Laws were to:

(i)
amend Section 12 and Section 13 of Article II of the By-Laws to revise the provisions relating to when a stockholder must provide advance notice to the Company that it intends to nominate an individual for election as a director or propose other business at an annual meeting of stockholders;

(ii)
amend Section 12 and Section 13 of Article II of the By-Laws to expand the information required to be included in a notice of an intention to nominate an individual for election as a director or propose other business at an annual meeting;

(iii)
amend Section 3 of Article II of the By-Laws to establish procedures for stockholders to call a special meeting of stockholders and for the establishment of a date upon which such a special meeting will be held, including with respect to the establishment of a record date for the determination of stockholders entitled to demand a special meeting, the making of a demand to hold a special meeting, the information required to be included in any demand for the establishment of such a record date or the holding of a special meeting and the retention of an independent inspector of election to review such demands;

(iv)
amend Section 7 of Article V of the Bylaws and Section 11 of Article II of the Bylaws to establish procedures with respect to stockholder action by written consent without a meeting, including with respect to the establishment of a record date for the determination of stockholders entitled to express consent to corporate action in writing without a meeting, the information required to be included in any demand for the establishment of such a record date and the retention of an independent inspector of election to review any consents delivered to the Company.

In addition, Section 9 of Article II of the By-Laws was amended to conform the provisions relating to the availability of stockholder lists in connection with meetings of stockholders to comply with changes in Delaware law and Sections 1, 3 and 4 of Article V of the By-Laws were amended to authorize the issuance and transfer of capital stock of the Company in uncertificated form and to make related technical amendments.

In addition to the amendments described above, the By-Laws include certain changes to (1) clarify language, (2) authorize the delivery of notices of meetings of the Board of Directors by e-mail and (3) make various technical corrections and non-substantive changes.

The preceding description of the By-Laws and the amendments effected thereby does not purport to be a complete statement of the provisions thereof and is qualified in its entirety by reference to CommScope’s Amended and Restated By-Laws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Number                  Description

3.1	Certificate of Elimination of Series A Junior Participating Preferred Stock of CommScope, Inc.
3.2	Amended and Restated By-Laws of CommScope, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 21, 2009

COMMSCOPE, INC.

By:	/s/ Frank B. Wyatt, II
Name: Frank B. Wyatt, II
Title: Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Number                 Description

3.1	Certificate of Elimination of Series A Junior Participating Preferred Stock of CommScope, Inc.
3.2	Amended and Restated By-Laws of CommScope, Inc.